EXHIBIT 10.3

                                  HSBC Bank USA
                           99 High Street, 16th Floor
                                Boston, MA 02110

May 21, 2003




Mr. Michael Umana
Chief Financial Officer
Saucony, Inc.
13 Centennial Drive
Peabody, MA  01960

Re: Amendment to the Amended and Restated Credit Agreement dated August 30, 2002, by and between Saucony, Inc. (the "Borrower"), as borrower and, as successor in interest to State Street Bank and Trust Company, HSBC Bank USA (the "Bank"), as agent for the lenders from time to time party hereto (as amended, the "Credit Agreement")

Dear Michael:

     The Borrower and the Bank hereby agree that the Credit Agreement is amended as follows:

     1. Section 9.8 of the Credit Agreement is hereby amended to permit Borrower to pay cash dividends in respect of its capital stock in addition to its current ability to repurchase or redeem such capital stock; provided however that in any event payment of such dividends and repurchase or redemption of such stock shall not exceed $3,000,000 in the aggregate in any fiscal year; and

     2. Section 9.3 of the Credit Agreement is hereby amended to permit Borrower to invest any excess funds it holds in any jurisdiction outside the United States of America in securities and obligations issued by government agencies domiciled in such jurisdiction and interest bearing accounts located in such jurisdiction that are principal preservation focused; provided however that in any event such securities, obligations or interest bearing accounts bear a risk and return equal to that of (i) obligations of the United States of America or any agency or instrumentality thereof or (ii) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively, or their successors.


     This letter agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     This letter agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     The Borrower agrees that the Credit Agreement and all documents executed in connection therewith or pursuant thereto remain in full force and effect after giving effect to this letter agreement.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning the duplicate copy of this letter agreement enclosed herewith.

                            Very truly yours,

                            HSBC Bank USA


                            By:  /s/ L. Patrick J. Doulin
                            -----------------------------
                            Name:   Patrick J. Doulin
                            Title:  Senior Vice President


ACCEPTED AND AGREED:

SAUCONY, INC.


By:  /s/ Michael Umana
----------------------
Name:  Michael Umana
Title:   Chief Financial Officer